UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ATHENEX, INC.

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Athenex Files Definitive Proxy Statement for Special Stockholder Meeting

•	Special Stockholder Meeting will be held as a virtual meeting on November 22, 2022 at 9:30 a.m. Eastern Time

Buffalo, N.Y., October 11, 2022 (GLOBE NEWSWIRE) – Athenex, Inc., (NASDAQ: ATNX), a global biopharmaceutical company dedicated to the discovery, development, and commercialization of novel therapies for the treatment of cancer and related conditions, today announced that it has filed a definitive proxy statement with the Securities and Exchange Commission in connection with a special meeting of stockholders (the “Special Meeting”) scheduled on November 22, 2022 (to be held virtually as a live webcast). The Special Meeting is being held to vote on three matters, including to effect an increase in the total number of authorized shares of common stock of the Company, to effect a reverse stock split of the issued and outstanding shares of common stock, and to increase the number of shares available for issuance under the Company’s 2017 Omnibus Incentive Plan. The Company’s board of directors has recommended that stockholders vote their shares “FOR” each of the proposals presented at the Special Meeting.

If approved by the stockholders and implemented by the Company’s board of directors, the reverse stock split is primarily intended to increase the price per share of the Company’s common stock to enable it to comply with the Nasdaq continued listing requirements. The increase in authorized shares will also allow the Company to have flexibility to use its common stock for business and financial purposes and alternatives in structuring transactions in the future. The Company believes that these actions will support its ongoing strategy of advancing its cell therapy pipeline to bring innovative products to benefit cancer patients.

“We remain committed to transforming Athenex into a streamlined, pure-play NKT cell therapy company with a solid balance sheet. It is critical for the Company to preserve its Nasdaq listing to enable this goal,” said Dr. Johnson Lau, Chief Executive Officer of Athenex. “We continue to execute on our plans to monetize non-core assets and believe these initiatives will set us up for successful value creation as we focus on bringing innovative treatments to cancer patients.”

Additional Information and Where to Find It

On October 11, 2022, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with the Special Meeting of Stockholders (the “Special Meeting”). STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the proxy statement, any amendments or supplements thereto and any other documents when filed by the Company with the SEC in connection with the Special Meeting at the SEC’s website (http://www.sec.gov) and at the Company’s website (http://www.athenex.com/).

About Athenex, Inc.

Founded in 2003, Athenex, Inc. is a global clinical-stage biopharmaceutical company dedicated to becoming a leader in the discovery, development, and commercialization of next generation cell therapy drugs for the treatment of cancer. In pursuit of this mission, Athenex leverages years of experience in research and development, clinical trials, regulatory standards, and manufacturing. The Company’s current clinical pipeline is derived mainly from the following core technologies: (1) Cell therapy, based on NKT cells and (2) Orascovery, based on a P-glycoprotein inhibitor. Athenex’s employees worldwide are dedicated to improving the lives of cancer patients by creating more active, accessible, and tolerable treatments. For more information, please visit www.athenex.com.

Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. These forward-looking statements are typically identified by terms such as “believe,” “goal,” “intend,” “may,” “mission,” “plan,” “will,” and similar expressions. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: our history of operating losses and the substantial doubt about our ability to continue as a going concern; our strategic pivot to focus on our cell therapy platform and our plan to dispose of non-core assets; our ability to obtain financing to fund operations, successfully redirect our resources and reduce our operating expenses; our ability to refinance, extend or repay our substantial indebtedness owed to our senior secured lender; the development stage of our primary clinical candidates, including NKT Cell Therapy and related risks involved in drug development, clinical trials, regulation, uncertainties around regulatory reviews and approvals; the preclinical and clinical results for Athenex’s drug candidates, which may not support further development of such drug candidates; the Company’s ability to successfully demonstrate the safety and efficacy of its drug candidates and gain approval of its drug candidates on a timely basis, if at all; the uncertainty of ongoing legal proceedings; risks related to our ability to successfully integrate the business of Kuur into our existing businesses, including uncertainties associated with maintaining relationships with customers, vendors and employees, as well as differences in operations, cultures, and management philosophies that may delay successful integration and our ability to support the added cost burden of Kuur’s business; risks related to counterparty performance, including our reliance on third parties for success in certain areas of Athenex’s business; risks and uncertainties inherent in litigation, including purported stockholder class actions; the impact of the COVID-19 pandemic and other macroeconomic factors, like the war in Ukraine, and their ongoing impact on our operations, supply chain, cash flow and financial condition; competition; intellectual property risks; risks relating to doing business internationally and in China; the risk of development, operational delays, production slowdowns or stoppages or other interruptions at our manufacturing facility as well as our ability to find alternative sources of supply to meet our obligations and requirements; the risk that our common stock will be delisted from the Nasdaq Global Select Market if we are unable to obtain another period to regain compliance with the Nasdaq continued listing standards, and even if another period is obtained, the risk we will be unable to regain compliance with the Nasdaq continued listing standards; and the other risk factors set forth from time to time in our SEC filings, copies of which are available for free at www.sec.gov and in the Investor Relations section of our website at http://ir.athenex.com/phoenix.zhtml?c=254495&p=irol-sec or upon request from our Investor Relations Department. All information provided in this release is as of the date hereof and we assume no obligation and do not intend to update these forward-looking statements, except as required by law.

Athenex Contacts

Daniel Lang, MD

Athenex, Inc.

Email: danlang@athenex.com